                                                                   Exhibit 99(n)

                                 JPMORGAN FUNDS

                                     FORM OF
                          COMBINED AMENDED AND RESTATED
                           RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF FEBRUARY 16, 2006)

I.   INTRODUCTION

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares ("Shares") of the underlying investment funds of the investment companies listed on Exhibit A (each a "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.  ALLOCATION OF EXPENSES

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board's discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

     1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

     2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

     3.   blue sky fees incurred by such class of shares;

     4. Securities and Exchange Commission registration fees incurred by such class of shares;

     5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     6. litigation or other legal expenses relating solely to such class of shares;

     7. Trustees fees incurred as result of issues relating to such class of shares; and

     8.   independent accountants' fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

CLASS ARRANGEMENTS.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

VARIABLE NAV FUNDS

                               CLASS A                       CLASS B                       CLASS C                   SELECT
-----------------------------------------------------------------------------------------------------------------------------------
Initial Sales Load    EQUITY: Up to 5.25% of       None                           None                        None
                      offering price

                      FIXED INCOME
                      (ex-SHORT-TERM): Up to
                      4.50% of offering price

                      SHORT-TERM: Up to 3.00%
                      of offering price(1)

Contingent            SHORT TERM: 0.50% for        EQUITY AND FIXED INCOME        1.00% in the first year     None
Deferred Sales        shares redeemed during       (ex-SHORT-TERM): 5.00% in      and eliminated
Charge (CDSC)(2)      the first 12 months after    the first year, declining      thereafter.
                      purchase.                    to 1.00% in the sixth year
                                                   and eliminated thereafter.
                      FIXED INCOME: 1.00% for
                      shares redeemed during       SHORT-TERM: 3.00% in the
                      the first 12 months after    first year, declining to
                      purchase and 0.50% for       1.00% in the fourth year
                      shares redeemed between      and eliminated thereafter.
                      12 and 24 months after
                      purchase.

                      EQUITY: 1.00% for shares
                      redeemed during the first
                      12 months after purchase
                      and 0.50% for shares
                      redeemed between 12 and
                      18 months after purchase.

Rule 12b-1            0.25% per annum of           0.75% per annum of average     0.75% per annum of          None
Distribution Fees     average daily net assets.    daily net assets.              average daily net assets.

Shareholder           Up to 0.25% per annum of     Up to 0.25% per annum of       Up to 0.25% per annum of    Up to 0.25% per
Servicing Fees(1)     average daily net assets.    average daily net assets.      average daily net assets.   annum of average
                                                                                                              daily net assets.

                          INSTITUTIONAL               ULTRA                     CLASS M            INVESTOR*         CLASS R
-----------------------------------------------------------------------------------------------------------------------------------
Initial Sales Load    None                    None                     Up to 1.50% of offering     None                  None
                                                                       price for Short-Term
                                                                       Bond Fund II and up to
                                                                       3.00% of offering price
                                                                       for Global Strategic
                                                                       Income Fund

Contingent            None                    None                     None                        None                  None
Deferred Sales
Charge (CDSC)(2)

Rule 12b-1            None                    None                     0.35% per annum of          None                  None
Distribution Fees                                                      average daily net assets
                                                                       of Short Term Bond Fund
                                                                       II and 0.50% per annum
                                                                       of average daily net
                                                                       assets of Global
                                                                       Strategic Income Fund

Shareholder           Up to 0.10% per         None                     Up to 0.25% per annum of    Up to 0.35%   Up to 0.05% per
Servicing Fees(1)     annum of average                                 average daily net assets    per annum of  annum of average
                      daily net assets.                                of Short Term Bond Fund     average       daily net assets.
                                                                       II and 0.30% per annum      daily net
                                                                       of average daily net        assets.
                                                                       assets of Global
                                                                       Strategic Income Fund

----------
*    Closed to new investors.
(1) The JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B with a ^ ("Short-Term Funds").
(2) For shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased prior to February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.

                               CLASS A                       CLASS B                       CLASS C                   SELECT
-----------------------------------------------------------------------------------------------------------------------------------
Conversion            None                         Convert to Class A Shares      None                        None
Features                                           on the first business day
                                                   of the month following the
                                                   eighth anniversary of the
                                                   original purchase (EQUITY
                                                   and FIXED INCOME FUNDS) or
                                                   sixth anniversary of
                                                   original purchase
                                                   (SHORT-TERM FUNDS), based
                                                   on relative net asset
                                                   values of the two classes.
                                                   Shares acquired by the
                                                   reinvestment of dividends
                                                   and distributions are
                                                   included in the conversion.

Exchange              Class A Shares of a Fund     Class B Shares of a Fund       Class C Shares of the       Select Class Shares
Privileges(4)         may be exchanged (i) for     may be exchanged for Class     JPMorgan Short Duration     of a Fund may be
                      Class A Shares of another    B Shares of another            Bond Fund, JPMorgan         exchanged for Select
                      JPMorgan Fund or for any     JPMorgan Funds.                Short Term Municipal        Class Shares of
                      other class of the same                                     Bond Fund, and JPMorgan     another JPMorgan
                      Fund, subject to meeting                                    Ultra Short Term Bond       Fund or for any
                      any investment minimum or                                   Fund ("Short Term Bond      other class of the
                      eligibility requirements;                                   Funds") may be exchanged    same Fund, subject
                      or (ii) for Morgan Shares                                   for Class C Shares of       to meeting any
                      of a JPMorgan money                                         any other JPMorgan Fund,    investment minimum
                      market fund.                                                including Class C Shares    or eligibility
                                                                                  of any of the Short Term    requirements.(5)
                                                                                  Bond Funds. Class C
                                                                                  Shares of any other
                                                                                  JPMorgan Fund may be
                                                                                  exchanged for Class C
                                                                                  Shares of another
                                                                                  JPMorgan Fund, other
                                                                                  than for Class C Shares
                                                                                  of the Short Term Bond
                                                                                  Funds.

                          INSTITUTIONAL               ULTRA                     CLASS M            INVESTOR*         CLASS R
-----------------------------------------------------------------------------------------------------------------------------------
Conversion            None                    None                     None                        None          None
Features

Exchange              Institutional Class     Ultra Shares of a        Class M Shares of the       None          Class R Shares of
Privileges(4)         Shares of a Fund may    Fund may be exchanged    Fund may be exchanged                     a Fund may be
                      be exchanged for        for Ultra Shares of      for Class M Shares of                     exchanged for
                      Institutional Class     another JPMorgan Fund    certain other JPMorgan                    Class R Shares of
                      Shares of another       or for any other         Funds, subject to                         another JPMorgan
                      non-money market        class of the same        meeting any minimum                       Fund or for any
                      JPMorgan Fund or for    Fund, subject to         investment or                             other class of the
                      any other class of      meeting any              eligibility requirements.                 same Fund, subject
                      the same Fund,          investment minimum or                                              to meeting any
                      subject to meeting      eligibility                                                        investment minimum
                      any investment          requirements.                                                      or eligibility
                      minimum or                                                                                 requirements.
                      eligibility
                      requirements.

----------
(3) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
(4) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-1 Multi-Class Plan, "JPMorgan Funds" include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.

MONEY MARKET FUNDS

                                MORGAN                       RESERVE                       CLASS B                   CLASS C
-----------------------------------------------------------------------------------------------------------------------------------
Initial Sales Load    None                         None                           None                        None

Contingent            None                         None                           5.00% in the first year,    1.00% in the first
Deferred Sales                                                                    declining to 1.00% in       year and eliminated
Charge (CDSC)(6)                                                                  the sixth year and          thereafter.
                                                                                  eliminated thereafter.

Rule 12b-1            0.10% per annum of           0.25% per annum of average     0.75% per annum of          0.75% per annum of
Distribution Fees     average daily net assets     daily net assets.              average daily net assets.   average daily net
                      (except JPMorgan Prime                                                                  assets.
                      Money Market Fund).

Shareholder           Up to 0.35% per annum of     Up to 0.30% per annum of       Up to 0.25% per annum of    Up to 0.25% per
Servicing Fees(7)     average daily net assets.    average daily net assets.      average daily net assets.   annum of average
                                                                                                              daily net assets.

Conversion            None                         None                           Convert to Morgan Shares    None
Features                                                                          on the first business
                                                                                  day of the month
                                                                                  following the eighth
                                                                                  anniversary of the
                                                                                  original purchase, based
                                                                                  on relative net asset
                                                                                  values of the two
                                                                                  classes. Shares acquired
                                                                                  by the reinvestment of
                                                                                  dividends and
                                                                                  distributions are
                                                                                  included in the
                                                                                  conversion.

Exchange              Morgan Shares may be         Reserve Shares may be          Class B Shares of a Fund    Class C Shares of
Privileges(8)         exchanged for Morgan         exchanged for shares of the    may be exchanged for        the Short Term Bond
                      Shares of certain other      same class in certain other    Class B Shares of           Funds may be
                      JPMorgan Funds or Class A    JPMorgan Funds, subject to     another JPMorgan Funds.     exchanged for Class
                      Shares of another            meeting any minimum                                        C Shares of any
                      JPMorgan Fund, subject to    investment or eligibility                                  other JPMorgan Fund,
                      any applicable initial       requirements.                                              including Class C
                      sales load.                                                                             Shares of any of the
                                                                                                              Short Term Bond
                                                                                                              Funds. Class C
                                                                                                              Shares of any other
                                                                                                              JPMorgan Fund may be
                                                                                                              exchanged for Class C
                                                                                                              Shares of another
                                                                                                              JPMorgan Fund, other
                                                                                                              than for Class C
                                                                                                              Shares of the Short
                                                                                                              Term Bond Funds.

                          INSTITUTIONAL              PREMIER                    AGENCY               CAPITAL      CASH MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------------
Initial Sales Load    None                    None                     None                        None          None

Contingent            None                    None                     None                        None          None
Deferred Sales
Charge (CDSC)(6)

Rule 12b-1            None                    None                     None                        None          0.50% per annum of
Distribution Fees                                                                                                average daily net
                                                                                                                 assets.

Shareholder           Up to 0.10% per         Up to 0.30% per annum    Up to 0.15% per annum of    Up to 0.05%   Up to 0.30% per
Servicing Fees(7)     annum of average        of average daily net     average daily net assets.   per annum     annum of average
                      daily net assets.       assets.                                              of average    daily net assets.
                                                                                                   daily net
                                                                                                   assets.

Conversion            None                    None                     None                        None          None
Features

Exchange              Institutional Class     Premier Shares may be    Agency Shares may be        Capital       None.
Privileges(8)         Shares may be           exchanged for shares     exchanged for shares of     Shares may
                      exchanged for shares    of the same class in     the same class in           be
                      of the same class in    certain other            certain other JPMorgan      exchanged
                      certain other           JPMorgan Funds,          Funds, subject to           for shares
                      JPMorgan Funds,         subject to meeting       meeting any minimum         of the same
                      subject to meeting      any minimum              investment or               class in
                      any minimum             investment or            eligibility requirements.   certain
                      investment or           eligibility                                          other
                      eligibility             requirements.                                        JPMorgan
                      requirements.                                                                Funds,
                                                                                                   subject to
                                                                                                   meeting any
                                                                                                   minimum
                                                                                                   investment
                                                                                                   or
                                                                                                   eligibility
                                                                                                   requirements.

----------
(6) For shares purchased after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased through February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.
(7) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
(8) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. SEE note 4 above for definition of "JPMorgan Funds" for purposes of the exchange privileges.

                                                               E*TRADE
--------------------------------------------------------------------------------------------
INITIAL SALES LOAD                         None
CONTINGENT DEFERRED SALES CHARGE (CDSC)    None
RULE 12b-1 DISTRIBUTION FEES               0.60% per annum of average daily net assets
SHAREHOLDER SERVICING FEES                 Up to 0.30% per annum or average daily net assets
CONVERSION FEATURES                        None
EXCHANGE PRIVILEGES                        None

OTHER SHAREHOLDER SERVICES.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds' shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

CONVERSIONS.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) in the ninth year (seventh year for Short-Term Funds) after the date of purchase, together with the pro rata portion of all Class B Shares representing dividends and other distributions paid in additional Class B Shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth (sixth for Short-Term Funds) anniversary of the original purchase.

After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution
Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Morgan Shares") which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

REDEMPTION FEES.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased after February 18, 2005 and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund's then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds' prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan's entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy. Redemptions made by affiliated funds of funds relying on Section 12(d)(1)(G) of the 1940 Act qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A Shares received in connection with the conversion of Class B Shares. The Funds do not require a redemption fee if the amount of such fee would be less than $50. Financial Intermediaries may have a lower minimum or no minimum for charging redemption fees. In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Funds' registration statement.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

DIVIDENDS.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

BOARD REVIEW.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective:  February 19, 2005
Amended and Restated effective: February 16, 2006

                                    EXHIBIT A

     INVESTMENT COMPANIES ADOPTING THIS COMBINED RULE 18f-3 MULTI-CLASS PLAN

                            (AS OF FEBRUARY 19, 2005)

NAME OF THE TRUST

NAME OF ENTITY                                STATE AND FORM OF ORGANIZATION
------------------------------------------------------------------------------
J.P. Morgan Fleming Mutual Fund Group, Inc.   Maryland corporation
J.P. Morgan Mutual Fund Group                 Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust      Massachusetts business trust
JPMorgan Trust I                              Delaware statutory trust
Undiscovered Managers Funds                   Massachusetts business trust

                                   EXHIBIT B

      MULTI-CLASS FUNDS COVERED UNDER COMBINED RULE 18F-3 MULTI-CLASS PLAN

                        (AMENDED AS OF FEBRUARY 16, 2006)

VARIABLE NAV FUNDS

                                                                                                          CLASS              CLASS
                                           CLASS A   CLASS B   CLASS C   SELECT   INSTITUTIONAL   ULTRA     M     INVESTOR     R
                                           -------   -------   -------   ------   -------------   -----   -----   --------   -----
Highbridge Statistical Market Neutral         X                   X         X          X
Fund
JPMorgan Asia Equity Fund*                    X                             X          X
JPMorgan Bond Fund                            X         X         X         X          X            X
JPMorgan California Tax Free Bond Fund        X         X         X         X          X
JPMorgan Capital Growth Fund                  X         X         X         X
JPMorgan Disciplined Equity Fund              X                             X          X            X
JPMorgan Diversified Fund                     X         X         X         X          X
JPMorgan Dynamic Small Cap Fund               X         X         X         X
JPMorgan Emerging Markets Debt Fund*          X                   X         X                                                  X
JPMorgan Emerging Markets Equity Fund*        X         X         X         X          X
JPMorgan Enhanced Income Fund^                X                             X          X
JPMorgan Global Healthcare Fund*              X         X         X         X
JPMorgan Global Strategic Income Fund*        X         X         X         X          X                    X
(to be renamed JPMorgan Strategic
Income Fund)
JPMorgan Growth and Income Fund               X         X         X         X
JPMorgan Intermediate Tax Free Bond Fund      X         X         X         X          X
JPMorgan International Equity Fund*           X         X         X         X          X                                       X
JPMorgan International Growth Fund*           X         X
JPMorgan International Opportunities          X         X                   X          X
Fund*
JPMorgan International Small Cap Equity       X         X                   X          X
Fund*
JPMorgan International Value Fund*            X         X                   X          X
JPMorgan Intrepid America Fund                X         X         X         X                                                  X
JPMorgan Intrepid Contrarian Fund (to         X         X         X         X
be renamed JPMorgan Multi Cap Fund)
JPMorgan Intrepid European Fund*              X         X         X         X          X
JPMorgan Intrepid Growth Fund                 X         X         X         X                                                  X
JPMorgan Intrepid Long/Short Fund             X                   X         X
JPMorgan Intrepid Value Fund                  X         X         X         X                                                  X
JPMorgan Japan Fund*                          X         X         X         X
JPMorgan Market Neutral Fund                  X         X                              X
JPMorgan Micro Cap Fund                       X                   X         X          X
JPMorgan Mid Cap Equity Fund                  X         X                   X
JPMorgan Growth Advantage Fund                X         X
(JPMorgan Mid Cap Growth Fund until
8/17/05)
JPMorgan Mid Cap Value Fund                   X         X         X         X          X
JPMorgan New Jersey Tax Free Bond Fund        X         X         X         X
JPMorgan New York Tax Free Bond Fund          X         X         X         X          X
JPMorgan Real Return Fund                     X                   X         X          X
JPMorgan Short Term Bond Fund II^             X                             X                               X
JPMorgan Short Term Bond Fund^                X                             X          X
JPMorgan Small Cap Core Fund                                                X
JPMorgan Small Cap Equity Fund                X         X         X         X                                                  X
JPMorgan SmartRetirement Income Fund          X                   X         X          X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan SmartRetirement 2010 Fund            X                   X         X          X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan SmartRetirement 2015 Fund            X                   X         X          X
(effective upon the effectiveness of
the Fund's registration statement)

                                                                                                          CLASS              CLASS
                                           CLASS A   CLASS B   CLASS C   SELECT   INSTITUTIONAL   ULTRA     M     INVESTOR     R
                                           -------   -------   -------   ------   -------------   -----   -----   --------   -----
JPMorgan SmartRetirement 2020 Fund            X                   X         X          X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan SmartRetirement 2030 Fund            X                   X         X          X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan SmartRetirement 2040 Fund            X                   X         X          X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan Strategic Small Cap Value Fund       X                   X         X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan Tax Aware Core Equity Fund                                         X
JPMorgan Tax Aware Disciplined Equity                                                  X
Fund
JPMorgan Tax Aware Diversified Equity                                       X
Fund
JPMorgan Tax Aware Enhanced Income Fund^      X                             X          X
JPMorgan Tax Aware International Fund                                       X
JPMorgan Intrepid International Fund          X                   X         X          X
(JPMorgan Tax Aware International
Opportunities Fund until 12/15/2005)*
JPMorgan Tax Aware Large Cap Growth Fund                                    X
JPMorgan Tax Aware Large Cap Value Fund                                     X
JPMorgan Tax Aware Real Income Fund           X         X         X                    X
JPMorgan Tax Aware Real Return Fund           X                   X         X          X
JPMorgan Tax Aware Short-Intermediate                                       X          X
Income Fund
JPMorgan Tax Aware U.S. Equity Fund           X         X         X         X          X
JPMorgan U.S. Equity Fund                     X         X         X         X          X            X                          X
JPMorgan U.S. Large Cap Core Plus Fund        X                   X         X          X                                       X
JPMorgan U.S. Small Company Fund                                            X          X
JPMorgan Value Advantage Fund                 X         X         X         X          X
Undiscovered Managers Small Cap Growth        X                                        X
Fund
Undiscovered Managers Behavioral Growth       X         X         X                    X                             X
Fund
Undiscovered Managers Behavioral Value        X         X         X                    X
Fund
JPMorgan Realty Income Fund                   X         X         X                    X                                       X
(Undiscovered Managers REIT Fund until
12/31/05)

MONEY MARKET FUNDS

                                                                                                CLASS   CLASS     CASH
                                 CAPITAL   INSTITUTIONAL  AGENCY   PREMIER   MORGAN   RESERVE     B       C     MANAGEMENT   E*TRADE
                                 -------   -------------  ------   -------   ------   -------   -----   -----   ----------   -------
JPMorgan 100% U.S.                  X            X          X         X        X         X
Treasury Securities
Money Market Fund
JPMorgan California                                                            X                                                X
Municipal Money Market Fund
JPMorgan Federal Money                           X          X         X        X         X
Market Fund
JPMorgan New York                                                              X         X                                      X
Municipal Money Market Fund
JPMorgan Prime Money                 X           X          X         X        X         X        X       X         X
Market Fund
JPMorgan Tax Free Money                          X          X         X        X         X
Market Fund